UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2018

NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, Suite 400, The Woodlands, Texas 77380
(Address of Principal Executive Offices) (Zip Code)

(713) 574-1880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Series B Convertible Preferred Stock Purchase Agreement

On August 23, 2018, NextDecade Corporation (the “Company”) and certain funds managed by BlackRock (collectively, the “Purchasers”) entered into a Series B Convertible Preferred Stock Purchase Agreement (the “Series B Stock Purchase Agreement”) pursuant to which the Company agreed to sell, and the Purchasers agreed to purchase, an aggregate of $29.055 million of shares (the “Series B Shares”) of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”), together with associated Warrants (as defined below).  The issuance of the Series B Shares pursuant to the Series B Stock Purchase Agreement (the “Offering”) is subject to approval by the Company’s stockholders.  Assuming the Company’s stockholders approve the Offering, including the issuance of the Series B Shares pursuant to the Series B Stock Purchase Agreement, the transactions contemplated by the Series B Stock Purchase Agreement are expected to close on or before September 28, 2018 (the “Closing Date”).

The Company is conducting the Offering in reliance on the exemption from the registration requirements provided by Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable Securities Act exemptions available to the Company.

The following is a summary of the material terms of the Series B Stock Purchase Agreement, which is qualified in its entirety by reference to the full text of the Series B Stock Purchase Agreement attached hereto as Exhibit 10.1.

Purchase Price.  The purchase price of the Series B Preferred Stock is $1,000 per share, for a total purchase price of $29.055 million (the “Aggregate Purchase Price”), exclusive of the additional shares of Series B Preferred Stock required to be issued to the Purchasers as an origination fee for the Offering (described below).

Number of Shares of Series B Preferred Stock.  The Purchasers have agreed to purchase an aggregate of 29,055 Series B Shares for the Aggregate Purchase Price.

Origination Fee.  The Company will pay an origination fee to the Purchasers in additional shares of Series B Preferred Stock equal to approximately two percent (2%) of the Aggregate Purchase Price to be paid by the Purchasers for the shares of Series B Preferred Stock purchased by the Purchasers under the Series B Stock Purchase Agreement.  The Purchasers will receive an aggregate of 581 shares of Series B Preferred Stock as an origination fee for the purchase of the Series B Shares.

Representations, Warranties and Covenants.  The Series B Stock Purchase Agreement contains customary representations, warranties and covenants from the Company, on one hand, and the Purchasers, on the other.

Stockholder Approval.  The issuance of the Series B Shares pursuant to the Series B Stock Purchase Agreement is subject to approval by the Company’s stockholders.  A special meeting of the Company’s stockholders is expected to be held on or about September 25, 2018 (the “Special Meeting”).  If the Company’s stockholders do not approve the issuance of the Series B Shares pursuant to the Series B Stock Purchase Agreement on or  prior to October 31, 2018, the Purchasers or the Company may terminate the Series B Stock Purchase Agreement.

Other Agreements.  Assuming the Company’s stockholders approve the Offering, additional agreements are required to be executed and delivered on the Closing Date, including the Certificate of Designations of Series B Convertible Preferred Stock, the Warrant Agreements, the Registration Rights Agreement and the Purchaser Rights Agreement.  Forms of these agreements are summarized below and are attached as exhibits hereto.

Form of Certificate of Designations of Series B Convertible Preferred Stock

The following is a summary of the material terms of the Certificate of Designations of Series B Convertible Preferred Stock (the “Series B Certificate of Designations”) and is qualified in its entirety by reference to the full text of the Series B Certificate of Designations, which is attached hereto as Exhibit 3.1.

Optional Conversion.  The Company has the option to convert all, but not less than all, of the Series B Preferred Stock into shares of common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price of $7.50 per share of Common Stock (the “Conversion Price”) on any date on which the volume weighted average trading price of shares of Common Stock for each trading day during any sixty (60) of the prior ninety (90) trading days is equal to or greater than 175% of the Conversion Price, in each case subject to certain terms and conditions.  In the event that the Company elects to convert the Series B Preferred Stock, the Company must also convert each series of then-issued and outstanding Parity Stock (as defined in the Series B Certificate of Designations) at the same time (if permitted in accordance with the terms of any other series of Parity Stock (as defined in the Series B Certificate of Designations) issued after the Closing Date).

Mandatory Conversion.  The Company must convert all of the Series B Preferred Stock into shares of Common Stock at the Conversion Price on the earlier of (i) ten (10) Business Days (as defined in the Series B Certificate of Designations) following a FID Event (as defined in the Series B Certificate of Designations) and (ii) the date that is the tenth (10th) anniversary of the Closing Date.

Dividends.  The Company will pay dividends on the Series B Preferred Stock and such dividends will be cumulative and accrue at a rate of twelve percent (12%) per annum on the then existing Series B Liquidation Preference (as defined in the Series B Certificate of Designations) and will be payable in cash or in-kind quarterly, at the Company’s option.  The Series B Preferred Stock will also participate, on an as-converted basis, in any dividends paid to the holders of shares of Common Stock.  The Company currently anticipates that it will elect to pay dividends on the Series B Preferred Stock in-kind, as opposed to paying dividends in cash, prior to the conversion of such shares to Common Stock.

 Anti-Dilution.  The Conversion Price and the exercise price for the Warrants (as described below) will be subject to proportional adjustment for certain transactions relating to the Company’s capital stock, including stock splits, stock dividends and similar transactions and the Conversion Price will be subject to adjustments to reflect additional issuances of Common Stock, subject to certain exceptions.

Equity Issuances.  The Company is permitted to issue (i) any outstanding balance of authorized shares of Series A Convertible Preferred Stock of the Company existing as of the issuance date of the Series B Shares not to exceed an aggregate amount of $50 million, (ii) Series B Preferred Stock in an aggregate amount not to exceed $50 million and (iii) shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) in an aggregate amount not to exceed $50 million at any time on or after the date that is eighteen (18) months after the issuance date of the Series B Shares; provided, however, that any issuance of convertible preferred stock described in clauses (i) through (iii) shall have pari passu priority with the Series B Preferred Stock.  If the board of directors of the Company authorizes the issuance of Series C Preferred Stock in the future, then such issuance may require the approval of the Company’s stockholders voting together as a single class.

Form of Warrant Agreement

The following is a summary of the material terms of the Form of Warrant Agreement and is qualified in its entirety by reference to the full text of the Form of Warrant Agreement, which is attached hereto as Exhibit 4.1.

Warrants.  The Series B Preferred Stock will be issued with detached warrants (the “Warrants”).  The Warrants will represent the right to acquire in the aggregate a  number of shares of Common Stock equal to (a)(i) the aggregate purchase price for the Series B Shares divided by (ii) $35 million, multiplied by (b)(i) 0.5% multiplied by (ii) the number of fully diluted shares of all outstanding shares of Common Stock on the Exercise Date (as defined in the Series B Certificate of Designations) with a strike price of $0.01 per share.    The Warrants will have a fixed three-year term commencing on the Closing Date.

Warrant Exercise.  The Warrants may only be exercised by holders of Warrants at the expiration of such three-year term, except that the Company can force exercise of the Warrants prior to the expiration of the term if (i) the volume weighted average trading price of shares of Common Stock for each trading day during any sixty (60) of the prior ninety (90) trading days is equal to or greater than 175% of the Conversion Price and (ii) the Company simultaneously elects to force a mandatory exercise of all other warrants then-outstanding and unexercised and held by any holder of Parity Stock (as defined in the Series B Certificate of Designations).

Form of Registration Rights Agreement

The following is a summary of the material terms of the Form of Registration Rights Agreement and is qualified in its entirety by reference to the full text of the Form of Registration Rights Agreement, which is attached hereto as Exhibit 10.2.

Registration Rights.  The holders of shares of Series B Preferred Stock will have customary demand and piggy-back registration rights covering shares of Common Stock underlying (i) the Series B Preferred Stock (including any Common Stock underlying the Series B Preferred Stock issued (a) as payment-in-kind dividends, and (b) in respect of the origination fees), and (ii) the Warrants.

Form of Purchaser Rights Agreement

The following is a summary of the material terms of the Form of Purchaser Rights Agreement and is qualified in its entirety by reference to the full text of the Form of Purchaser Rights Agreement, which is attached hereto as Exhibit 10.3.

Pursuant to the Purchaser Rights Agreement, the Company will grant the Purchasers the following additional rights, subject to certain limitations:

Board Observer Right.  The Purchasers will have the right to appoint one person to observe and attend meetings of the board of directors of the Company provided that the Purchasers collectively retain at least fifty percent (50%) of their interest purchased under the Series B Stock Purchase Agreement.

Project Equity Rights.  The Purchasers will have a right of first refusal to purchase any project-level equity or equity-linked securities (including, without limitation, preferred equity, combinations of equity or any other instruments or forms of equity capital) issued to finance the development, construction, commissioning and/or operation of the Company’s Rio Grande LNG facility to be located on the U.S. Gulf Coast (the “Project”).  The project-level equity rights shall be applied (i) as to a final investment decision (“FID”) on the first two liquefaction trains to be constructed as part of the Project, up to a maximum of $200 million and (ii) as to a FID on the third liquefaction train to be constructed as part of the Project, up to a maximum of $90 million, for a combined total amount not to exceed $290 million.

Series C Purchase Rights.  Prior to an FID Event (as defined in the Purchaser Rights Agreement), the Purchasers will have the right to purchase their pro rata share of any future issuance of shares of Series C Preferred Stock of the Company in accordance with the terms of the Purchaser Rights Agreement.  For additional information concerning the Series C Purchase Rights, please read “Item 8.01 Other Events – Series C Preferred Stock Purchase Right” in this current report.

Stockholder Approval of the Offering

According to Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to twenty percent (20%) or more of the common stock, or twenty percent (20%) or more of the voting power, outstanding before the issuance.  Pursuant to the terms of the Offering, the Company may issue up to $50 million in aggregate principal amount of Series B Preferred Stock (which includes associated Warrants).  In addition, the terms of the Offering allow for dividends to be paid-in-kind so long as the Series B Preferred Stock remains outstanding.  Therefore, it is possible that the Series B Preferred Stock could be deemed to have been issued at a price where the equivalent value of the Series B Preferred Stock is less than the greater of book or market value of the Common Stock as of the date of the issuance of the Series B Preferred Stock. Accordingly, in accordance with Nasdaq Listing Rule 5635(d), the Company will file a preliminary proxy statement followed by a definitive proxy statement with the Securities and Exchange Commission relating to the stockholder approval to be voted on by the Company’s stockholders, voting together as a single class, at the Special Meeting.

Voting and Support Agreement

On August 23, 2018, concurrently with the execution of the Series B Stock Purchase Agreement, the Company entered into Stockholder Support Agreements (the “Voting Support Agreement”) with each of (i) York Capital Management Global Advisors, LLC, severally on behalf of certain funds or accounts managed by it or its affiliates (“York”), (ii) Valinor Management, L.P., severally on behalf of certain funds or accounts for which it is investment manager (“Valinor”) and (iii) Halcyon Capital Management LP, severally on behalf of certain funds or accounts managed by it or its affiliates (“Halcyon”)pursuant to which, and subject to the terms and conditions therein, each of York, Valinor and Halcyon has agreed to, among other things, vote all of its respective Voting Securities (as defined in the Voting Support Agreement) in favor of the Offering and the transactions contemplated thereby, including the Series B Stock Purchase Agreement, and to vote against:

•

any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Series B Stock Purchase Agreement, and

•

any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Offering or the fulfillment of any of the Company’s conditions under the Series B Stock Purchase Agreement.

As of the date of the Voting Support Agreements, York, Valinor and Halcyon held approximately 51.04%, 17.25% and 8.24%, respectively, of the total outstanding Company securities entitled to vote. The approval of the Offering and the Series B Stock Purchase Agreement requires the affirmative vote or consent of holders of a majority of the outstanding Company securities entitled to vote.

Under their respective Voting Support Agreement, each of York, Valinor and Halcyon is prohibited during the term of the agreement from transferring Voting Securities except to an affiliate or to a transferee who executes and delivers a counterpart to the Voting Support Agreement (or similar agreement reasonably satisfactory to the Company).  Each Voting Support Agreement terminates upon the earlier to occur of (i) the Closing Date and (ii) October 31, 2018.

The foregoing is a summary of the material terms of the Voting Support Agreements and is qualified in its entirety by reference to the full text of the Voting Support Agreements, which are attached hereto as Exhibit 99.1,  99.2 and 99.3.

No Offer or Solicitation

THE INFORMATION CONTAINED IN THIS CURRENT REPORT ON FORM 8-K IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF SERIES B PREFERRED STOCK OR ANY OTHER SECURITIES OF THE COMPANY.  THE SHARES OF SERIES B PREFERRED STOCK AND THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE COMPANY IS FILING THIS CURRENT REPORT ON FORM 8-K WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION FOR THE SOLE PURPOSE OF REPORTING ITS ENTRY INTO THE SERIES B STOCK PURCHASE AGREEMENT, AS REQUIRED BY THE RULES AND REGULATIONS OF THE COMMISSION.

Item 3.02.Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On August 24, 2018, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.4.

Item 8.01Other Events.

Agreements for Series A Convertible Preferred Stock

As previously disclosed, on August 3, 2018, the Company entered into Series A Convertible Stock Purchase Agreements (the “Series A Stock Purchase Agreements”) with each of (i) York, (ii) Valinor, (iii) Halcyon and (iv) HGC NEXT INV LLC, a Delaware limited liability company (“HGC,” and together with York, Valinor and Halcyon, the “Series A Preferred Stock Purchasers”), for the sale of shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), which include associated warrants, to each Series A Preferred Stock Purchaser.

Series C Preferred Stock Purchase Right

In connection with the Offering, the Company plans to amend the Series A Stock Purchase Agreements with York, Valinor, and Halcyon, and the Purchaser Rights Agreement with HGC, to grant the  holders of Series A Preferred Stock the right to purchase their pro rata share, along with each Series B Preferred Stock Purchaser, of any future issuance of shares of Series C Preferred Stock of the Company prior to FID on the Project.  Issuance of Series C Preferred Stock, if any, may not occur until or after the date that is eighteen (18) months after the issuance date of the Series B Shares. The Company will include a proposal to be considered by the Company’s stockholders at the Special Meeting that would authorize the Company to grant such a right to each Series A Preferred Stock Purchaser.

Item 9.01.            Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Form of Certificate of Designations of Series B Convertible Preferred Stock.

4.1	Form of Warrant Agreement.

10.1	Series B Convertible Preferred Stock Purchase Agreement, dated as of August 23, 2018, entered into by and between NextDecade Corporation and the Purchasers named therein.

10.2	Form of Registration Rights Agreement.

10.3	Form of Purchaser Rights Agreement.

99.1	Stockholder Support Agreement, dated August 23, 2018, by and between NextDecade Corporation and York Capital Management Global Advisors, LLC.

99.2	Stockholder Support Agreement, dated August 23, 2018, by and between NextDecade Corporation and Valinor Management, L.P.

99.3

Stockholder Support Agreement, dated August 23, 2018, by and between NextDecade Corporation and HCN LP, Halcyon Solutions Master Fund LP, Halcyon Mount Bonnell Fund LP, Halcyon Energy, Power and Infrastructure Capital Fund LP, Halcyon Energy, Power and Infrastructure Capital Holdings LLC and Halcyon Energy, Power and Infrastructure Capital Holdings Offshore LLC.

99.4	Press Release, dated August 24, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2018

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Krysta De Lima
Title: General Counsel